SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Miller Energy Resources, Inc.
(Name of Registrant as Specified in Its Charter)

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To our Shareholders:

You are cordially invited to attend our annual meeting of shareholders for the fiscal year ended April 30, 2011 (“fiscal 2011”) which will be held at Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, Tennessee  37923 on Tuesday, April 3, 2012 beginning at 9:00 am, local time.  To be admitted, you will need a form of photo identification, valid proof of Miller Energy common stock, or a valid legal proxy.

Items of business to be considered at the meeting will include:

●	The election of nine directors,
●	The ratification of the appointment of our independent registered public accounting firm,
●	The holding of an advisory vote on named executive officer compensation,
●	The holding of an advisory vote on the frequency of future advisory votes on named executive officer compensation; and
●	Any other business that may be properly brought before the annual meeting.

The proxy statement is designed to answer your questions and provide you with important information regarding our Board of Directors and senior management.

We are furnishing proxy materials to our shareholders over the Internet.  We believe that this e-proxy process expedites shareholder’s receipt of proxy materials, while also lowering costs and reducing the environmental impact of our annual meeting.  On February 23, 2012, we mailed our shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and annual report, and how to vote online.  The notice also provides instructions on how you can request a paper copy of these documents if you desire and how you can enroll in e-delivery.

Whether or not you plan to attend the annual meeting, your vote is important.  Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number, by facsimile or the Internet.  If you received a paper copy of your proxy card by mail, you may still vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our company.  We look forward to greeting in person as many of our shareholders as possible.

Sincerely,

/s/ Scott M. Boruff
Scott M. Boruff,
Chief Executive Officer
February 23, 2012

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON TUESDAY, APRIL 3, 2012

We will hold the 2011 annual meeting of shareholders of Miller Energy Resources, Inc. at Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, Tennessee 37923 on Tuesday, April 3, 2012 at 9:00 am, local time.  At the annual meeting you will be asked to vote on the following matters:

1.	To elect nine directors to serve a one year term or until their successors have been elected and qualified,

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm,

3.	To hold an advisory vote on named executive officer compensation,

4.	To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation; and

5.	To consider and act upon any other business as may properly come before the 2011 annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, and 4.

The Board of Directors has fixed the close of business on February 9, 2012 as the Record Date for determining the shareholders that are entitled to notice of and to vote at the 2011 annual meeting and any adjournments thereof.

Your vote is important regardless of the number of shares you own.  All shareholders are invited to attend the annual meeting in person.

By Order of the Board of Directors

/s/ Scott M. Boruff
Scott M. Boruff,
Knoxville, TN	Chief Executive Officer
February 23, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 3, 2012:  This proxy statement, along with our Annual Report on Form 10-K for the year ended April 30, 2011, as amended, are available free of charge on our website www.millerenergyresources.com.

MILLER ENERGY RESOURCES, INC.

PROXY STATEMENT

2011 ANNUAL MEETING OF SHAREHOLDERS

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board for the 2011 annual meeting of shareholders which will be held on Tuesday, April 3, 2012.  Proxies are solicited to give all shareholders of record at the close of business on February 9, 2012 an opportunity to vote on matters that come before the 2011 annual meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our annual report available on the Internet.  On February 23, 2012, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders containing instructions on how to access the proxy statement and annual report and vote online.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing the documents to you.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What may I vote on at the 2011 annual meeting?

At the annual meeting, shareholders will consider and vote upon the following matters:

●	To elect nine directors to serve a one year term or until their successors have been elected and qualified,
●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm,
●	To hold an advisory vote on named executive officer compensation,
●	To hold an advisory vote on the frequency of future advisory votes on named executive officer compensation, and
●	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

Who is entitled to vote?

Shareholders of record as of the close of business on February 9, 2012, the Record Date, are entitled to vote on matters that come before the meeting.  Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of Miller Energy Resources, Inc. common stock that you own as of the Record Date entitles you to one vote.  On February 9, 2012 there were 40,986,751 shares of our common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc. you are considered the shareholder of record with respect to those shares, and the notice was mailed directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

All shareholders may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

If you are a shareholder of record, you may vote in person at the 2011 annual meeting. We will give you a ballot when you arrive.  However, you may vote by proxy before the meeting and still attend, if you prefer.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the 2011 annual meeting if you bring a recent bank or brokerage statement showing that you were the beneficial owner of the shares on February 9, 2012, the Record Date for voting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

●	Indicate when voting that you wish to vote as recommended by our Board of Directors; or

●	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe Proposal 2 (ratification of the appointment of our independent registered public accounting firm) will be considered routine. Proposals 1, 3, and 4, however, likely would be considered “non-routine” matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting.  You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet or by telephone or facsimile (only your latest Internet, telephone or facsimile proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person.  However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I get more than one proxy card?

Your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT  84117, telephone (801) 272-9294, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple shareholders at my address?

If one address is shared by two or more of our shareholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What constitutes a quorum?

The presence of at least 33-1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2011 annual meeting and conduct business.  Presence may be in person or by proxy.  You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2011 annual meeting.

Abstentions and broker “non-votes” are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions and broker “non-votes” are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the 2011 annual meeting.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What is required to approve each proposal?

Election of directors:  The nominees who receive the most votes will be elected. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Ratification of the appointment of KPMG LLP. The ratification of this appointment will require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

Proposal Regarding Advisory Vote on Named Executive Officer Compensation.  This item is approved as a non-binding recommendation to the Board if the number of shares voted in favor exceeds the number of shares voted against. If you are a street name shareholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares at its discretion on this item. Although the vote on this item is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareholder engagement, will take it into account in making a determination concerning executive compensation.

Proposal Regarding Frequency of Future Advisory Votes on Named Executive Officer Compensation.  The frequency (every year, every two years or every three years) receiving the greatest number of votes will be considered the frequency recommended by shareholders. If you are a street name shareholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares at its discretion on this item. Although the vote on this item is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of shareholder engagement, will take it into account in making a determination concerning the frequency of such advisory votes.

Other Matters:  Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What are the Board’s recommendations on the proposals?

The Board recommends a vote FOR Proposals 1, 2, 3, and 4.

How can I attend the 2011 annual meeting?

You are invited to attend the annual meeting only if you were a Miller Energy Resources, Inc. shareholder or joint holder as of the close of business on February 9, 2012, the Record Date, or if you hold a valid proxy for the 2011 annual meeting. In addition, if you are a shareholder of record (owning shares in your own name), your name will be verified against the list of registered shareholders on the Record Date prior to your being admitted to the 2011 annual meeting.  If you are not a shareholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 9:00 am local time. Check-in will begin at 8:30 am local time.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include the expense of preparing, assembling, printing and mailing the notice to shareholders of record and beneficial owners and printed proxy materials to shareholders who specifically request them, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. We have not retained a proxy solicitor in conjunction with the annual meeting. In addition to soliciting proxies by mail, our Board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Where can I find voting results of the 2011 annual meeting?

We will announce preliminary voting results at the 2011 annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future shareholder meetings as follows:

Shareholder Proposals: As of the date of this proxy statement, we had not received notice of any shareholder proposals for the 2011 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a shareholder proposal to be considered for inclusion in our proxy statement for the next annual meeting (for fiscal 2012), the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Proposals should be addressed to:

Miller Energy Resources, Inc.
Attention: Corporate Secretary
9721 Cogdill Road, Suite 302
Knoxville, TN  37932
Facsimile: (865) 691-8209

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to shareholders in connection with the previous year’s annual meeting.  However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, shareholder proposals intended to be presented at the next annual meeting must be received by us at our principal executive office no later than October 26, 2012 in order to be eligible for inclusion in our 2012 proxy statement and proxy relating to that meeting.  Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Miller Energy Resources, Inc. at our principal executive offices: 9721 Cogdill Road, Suite 302,  Knoxville, TN  37932 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN  37932.  Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director.  We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Miller Energy Resources, Inc.  Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above, or reported through our reporting website at http://millerenergyresources.ethicspoint.com.  Our directors may at any time review a log of all correspondence received by us that is addressed to the independent members of the Board and request copies of any such correspondence.  You may also communicate with the Lead Director (currently General McPeak) at lead.director@millerenergyresources.com.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing, calling or emailing:

Anna East Corcoran, Esq.
General Counsel
9721 Cogdill Road, Suite 302
Knoxville, TN  37932
Telephone: (865) 223-6575
Telecopier: (865) 691-8209
aeast@millerenergyresources.com

CORPORATE GOVERNANCE

Summary of Corporate Governance Framework

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct, which applies to all our directors, officers and employees.

To assist in its governance, our Board has formed three standing committees composed entirely of independent directors: Audit, Compensation, and Nominating and Corporate Governance. A discussion of each committee’s function is set forth below.

Our Amended and Restated By-Laws, the charters of each Board committee, the independent status of a majority of our Board of Directors, our Corporate Governance Guidelines, and our Code of Conduct provide the framework for our corporate governance. Copies of our Amended and Restated By-Laws, charters, Corporate Governance Guidelines and Code of Conduct may be found on our website at www.millerenergyresources.com.  Copies of these materials also are available without charge upon written request to our Corporate Secretary.

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance guidelines, the Board of Directors does not involve itself in day-to-day operations.  The directors keep themselves informed through discussions with the Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings.  Directors are elected for a term of one year.  Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

The following is biographical information on the current members of our Board of Directors:

Deloy Miller, Age 64  Mr. Miller has been Chairman of the Board of Directors since December 1996, and was Chief Executive Officer from December 1997 to August 2008. Since then, Mr. Miller has been our Chief Operating Officer.  From 1967 to 1997, Mr. Miller, our founder, was Chief Executive Officer of our company. He is a seasoned gas and oil professional with more than 40 years of experience in the drilling and production business in the Appalachian basin. During his years as a drilling contractor, he acquired extensive geological knowledge of Tennessee and Kentucky and received training in the reading of well logs. Mr. Miller served two terms as president of the Tennessee Oil & Gas Association and in 1978 the organization named him the Tennessee Oil Man of the Year. He continues to serve on the board of that organization. Mr. Miller was appointed in 1978 by the Governor of Tennessee to be the petroleum industry’s representative on the Tennessee Oil & Gas Board, the state agency that regulates gas and oil operations in the state. In 2011, Mr. Miller was appointed to the Federal Reserve Bank of Atlanta’s Energy Advisory Council for a two-year term.  Mr. Miller is the father-in-law of Mr. Boruff.

Scott M. Boruff, Age 48  Mr. Boruff has served as a director and our Chief Executive Officer since August 2008. Prior to joining our company, Mr. Boruff was a licensed investment banker.  He served as a director from 2006 to 2007 of Cresta Capital Strategies, LLC, a New York investment banking firm that was responsible for closing transactions in the $150 to $200 million category. Mr. Boruff specialized in investment banking consulting services that included structuring of direct financings, recapitalizations, mergers and acquisitions and strategic planning with an emphasis in the gas and oil field. As a commercial real estate broker for over 20 years, Mr. Boruff developed condominium projects, hotels, convention centers, golf courses, apartments and residential subdivisions. Since April 2009, Mr. Boruff has also been a director and 49% owner of Dimirak Securities Corporation, a broker-dealer and member of FINRA.  See “Certain Relationships and Related Parties” appearing later in this proxy.  Mr. Boruff holds a Bachelor of Science in Business Administration from East Tennessee State University. Mr. Boruff is the son-in-law of Mr. Miller.

David J. Voyticky, Age 42  Mr. Voyticky has been a member of our Board of Directors since April 2010, our President since June 2011, and our Acting Chief Financial Officer since September 2011.  Mr. Voyticky has over 15 years of domestic and international mergers and acquisitions, restructuring and financing experience.  Since August 2005, Mr. Voyticky has been an independent consultant to companies in the middle market on value maximization strategies, providing strategic and capital markets advice to high growth businesses. He served as a vice president with Goldman, Sachs & Co. from June 2000 to May 2002, a vice president of Houlihan Lokey Howard & Zukin Capital, Inc. in Los Angeles from July 2002 to January 2005, and an associate with J.P. Morgan in London and New York from June 1996 to May 2000.  During that period, he advised public and private domestic and multinational corporations and financial sponsors on mergers, acquisitions, divestitures, joint ventures, cross-border transactions, anti-raid (defense) preparation and capital-raising activities. Mr. Voyticky designed and was a founding partner of Red Mountain Capital Partners. From December 2005 through June 2006, Mr. Voyticky was a partner in the $300 million re-launch of Chapman Capital L.L.C., an activist hedge fund focused on publicly traded middle market companies. He served on the Board of Directors of Best Energy Services, Inc. from January 2010 to February 2011.  In July 2011, Mr. Voyticky was named to the board of a biotechnology company, Genesis Biopharma, Inc., and in January 2012, he was named to the board of Mosquito Consolidated Gold Mines, Ltd.  Mr. Voyticky received a J.D. and a M.B.A degree from the University of Michigan and a Masters in International Policy and Economics from the Ford School at the University of Michigan. He also received a Bachelor of Arts in Philosophy from Pomona College.

David M. Hall, Age 42  Mr. Hall has served as Chief Executive Officer of our Cook Inlet Energy subsidiary and member of our Board of Directors since December 2009. Mr. Hall was the former Vice President and General Manager of Alaska Operations, Pacific Energy Resources Ltd. from January 2008 to December 2009. Before that time, from 2000 to 2008, he served as the Production Foreman and Lead Operator in Alaska for Forest Oil Corp, rising to Production Manager for all of Alaska operation for Forest Oil.

Merrill A. McPeak, Age 76  (USAF, retired). General McPeak has been a member of our Board of Directors since April 2010, and has served as the Lead Director since July 2010.  General McPeak has served as President of McPeak and Associates, a management consulting firm, since its founding in 1995. From October 1990 until October 1994, he was Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff.  During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad.  As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense, the National Security Council and the President of the United States. Following retirement from active service, General McPeak began a second career in business.  He is Chairman of Ethicspoint, a privately-held, Portland-based provider of risk management and compliance software-as-a-service, including secure, anonymous reporting of ethical violations in the workplace.  He has also served on the Board of Mosquito Consolidated Gold Mines, Ltd., since October 2011, and has been Chairman of the Board since December 2011. His other current director assignments include Genesis Biopharma (since 2011), Derycz Scientific (since 2010), and DGT Holdings (since 2005).  He previously served as a director of Point Blank Solutions, Inc. (2008-2010), Tektronix, Inc. (1995-2006); Quintessence Photonics Corp. (2006 -2009), MathStar, Inc. (2005-2010), and Gigabeam Corp. (2004-2009).   In 1992, San Diego State University honored General McPeak with its first ever Lifetime Achievement Award. In 1995, George Washington University gave him its Distinguished Alumni Award, the “George.” He was among the initial seven inductees to the Oregon Aviation Hall of Honor. He is a member of the Council on Foreign Relations, New York City, and in 2008 and 2009 was a national co-chairman of Obama for President.  In 2011, General McPeak became Chairman of the American Battle Monuments Commission, the federal agency that oversees care and maintenance of 24 cemeteries abroad that constitute the final resting place for almost 125,000 American war dead.

Herman E. Gettelfinger, Age 79  Mr. Gettelfinger has been a member of our Board of Directors since 1997. Mr. Gettelfinger, who has been active in the gas and oil drilling and exploration business for more than 40 years, was a co-owner and President of Kelso Oil Company, Knoxville Tennessee. Kelso was one of eastern Tennessee’s largest distributors of motor oils, fuels and lubricants to the industrial and commercial market for over 50 years.

Jonathan S. Gross, Age 53 Mr. Gross has been a member of our Board of Directors since April 2010.  Mr. Gross has 30 years of experience in domestic and international oil and gas exploration. Presently he serves as President of Jexco, LLC, a Houston, Texas geological and geophysical consulting company, and had previously served in that position from June 2009 to May 2010.  From May 2010 to January 2011, he served as Senior Vice President - Geosciences for Energy Partners, Ltd. (NYSE: EPL).   During his career, Mr. Gross has served as the Chief Operating Officer of Houston Exploration Services, Inc., a Houston, Texas based subsidiary of Kuwait Energy Company from July 2008 to May 2009, Senior Vice President of Exploration and Technology Manager of Cheniere Energy, Inc. (NYSE Amex: LNG) from June 1999 to July 2008, and has also worked for Zydeco Energy, Inc. from January 1998 to May 1999. Mr. Gross began his career with Amoco Production Company in 1981 and spent 17 years working as an explorationist.  He has experience in both onshore and offshore basins in several parts of the world including the U.S., Trinidad, West Africa, East Africa, North Africa, the Middle East and Eurasia. Mr. Gross received his B.A. in Geophysical Sciences from the University of Chicago in 1981 and is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Houston Geological Society.

Charles M. Stivers, Age 49 Mr. Stivers has been a member of our Board of Directors since 2004. He also served as our Chief Financial Officer from 2004 until January 2006. Mr. Stivers has over 26 years accounting experience and over 21 years of experience within the energy industry. He owns and operates Charles M. Stivers, C.P.A., which specializes in the oil and gas industry and has clients located in fourteen different states. Mr. Stivers served as Treasurer and Chief Financial Officer for Clay Resource Company and Senior Tax and Audit Specialist for Gallaher and Company. He received a Bachelor of Science degree in accounting from Eastern Kentucky University.

Don A. Turkleson, Age 57.  Mr. Turkleson has been a member of our Board of Directors since January 2011. Mr. Turkleson has over 35 years of accounting and financial experience with emphasis in the oil and gas business.  He is currently the Chief Financial Officer at Laurus Energy, Inc., a privately held company located in Houston, a position he has held since January 2010.  Prior to joining Laurus Energy, he was Senior Vice President and CFO for Cheniere Energy, Inc. where he worked from 1997 to June, 2009.   Mr. Turkleson also served as Vice President – Finance for PetroCorp Incorporated, a publicly traded oil and gas exploration and production company where he worked from 1983 to 1996.    He began his career at Arthur Andersen & Co. in 1975 where he worked as a certified public accountant for eight years, principally with oil and gas industry clients. Mr. Turkleson received a Bachelor of Science in Accounting from Louisiana State University, and is a Certified Public Accountant.  He also serves on the board of directors of the general partner of Cheniere Energy Partners, L.P., a publicly traded master limited partnership.

There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. As a term of the acquisition of Cook Inlet, we agreed Cook Inlet’s owners would be represented by a seat on our Board of Directors for a period of three years from December 11, 2009. Mr. Hall has initially been designated as the director representing Cook Inlet’s prior owners. In the event Mr. Hall should die or otherwise become incapacitated or unavailable to act as director, Mr. Wilcox, who is currently CIE’s President, will be designated as the successor director.

Board Leadership Structure and Board’s Role in Risk Oversight

While our Chairman of the Board and Chief Executive Officer positions are held by two different individuals, Mr. Miller, our Chairman, is also Chief Operating Officer of our company and is therefore not independent.  Accordingly, in July 2010 our independent directors created the position of Lead Director.  Individuals eligible to serve as our Lead Director must be an independent member of our Board, and the director appointed as Lead Director serves for a one year term.  In July 2010 General McPeak was first appointed as Lead Director and he was re-appointed to that position in July 2011.  We believe this structure represents an appropriate allocation of roles and responsibilities for our company at this time. This arrangement allows our Lead Director to lead the Board in its fundamental role of providing independent advice to and oversight of management and our Chief Executive Officer to focus on our day-to-day business and strategy and convey the management perspective to other directors.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Audit Committee and other members of our Board of Directors meet regularly with management to discuss strategy and risks we face.  Our Chief Financial Officer or Controller and our General Counsel attend many of the Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters.  The Lead Director and independent members of the Board work together to provide strong, independent oversight of our management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Director Independence

The Board of Directors has determined that a majority of our current directors have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined in the New York Stock Exchange Listed Company Manual. In determining the independence of our directors, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the New York Stock Exchange, the exchange on which our common stock is listed.  In making the determination of the independence of our directors, the Board of Directors considered all known transactions in which we and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

The corporate governance rules of the New York Stock Exchange require that our independent directors must meet in regularly scheduled executive sessions held at least twice a year at which only independent directors are present.  General McPeak, the Lead Director of the Board of Directors, presides at these sessions. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Board of Directors Meetings and Attendance

During fiscal 2011, the Board of Directors held six meetings.  No director attended, either in person or via telephone, fewer than 83% of the aggregate of all meetings of the Board of Directors and committees, if any, on which each director served.

Annual Meeting Attendance

Our common stock is listed on the New York Stock Exchange.  Rules of the New York Stock Exchange require that we hold an annual meeting of shareholders no later than one year after the end of our fiscal year.  We do not have a policy requiring Board members to attend the annual meeting of shareholders, but we encourage them to do so.  Eight members of our Board of Directors attended our last annual meeting of shareholders held on March 11, 2011.

Communications with Directors

Shareholders may communicate at any time with any of our directors, our independent directors as a group, or the entire Board by writing to them at Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN  37932 by faxing a communication to (865) 691-8209.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal 2011, other than one report which Mr. Boruff failed to file regarding an acquisition of stock under his employment contract.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees.  Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters are available on our website at www.millerenergyresources.com.  Messrs. Miller, Boruff, Hall, and Voyticky, who are not independent directors, are not members of any committee of our Board of Directors.  Information concerning the current membership and function of each committee is as follows:

Board of Directors Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Herman E. Gettelfinger			√
Charles M. Stivers	√	√
Jonathan S. Gross		√	√1
Merrill A. McPeak	√	√1
Don A. Turkleson	√1		√

1           Denotes Chairperson.

Audit Committee.  The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●           the integrity of our financial statements;
●           our compliance with legal and regulatory requirements; and
●           the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual.    The Board has determined that Mr. Turkleson, the Chairman of the Audit Committee, and Mr. Stivers, each qualify as “audit committee financial experts” as defined by the SEC. The report of the committee is included in this proxy statement.  During fiscal 2011, the Audit Committee held seven meetings.

Compensation Committee. The Compensation Committee is responsible for overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans, as well as the compensation of our Chief Executive Officer.  The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers.  Although the committee’s charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for fiscal 2011.  The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual.  During fiscal 2011, the Compensation Committee held four meetings.

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for us. The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.  On February 13, 2012, the Compensation Committee reviewed our current compensation policies and practices and determined that they do not create any such risks.

The Compensation Committee seeks to discourage and deter inappropriate risk taking through the compensation programs it adopts and implements for our named executive officers and our employees generally. We believe that the compensation-related programs employed by us are consistent with those objectives and align our employees’ incentives for risk taking with the best long-term best interests of our shareholders. These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation. Program features, such as stock ownership guidelines and limits on the payout of variable compensation provide additional balance between risk and reward.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee:

●	recommends the slate of director nominees for election to our Board of Directors;

●	identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings;

●	reviews the composition of Board committees; and

●	monitors compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation. The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual.  The Nominating and Corporate Governance Committee held four meetings in fiscal 2011.

A majority of the persons serving on our Board of Directors must be “independent.” Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates.  As a result of this review, the committee affirmatively determined that each of Messrs. Gettelfinger, Gross, McPeak, Stivers, and Turkleson are independent.  Mr. Voyticky was considered independent until January 20, 2011, at which time his consulting arrangement with us rendered him not independent. Therefore, on January 17, 2011 our Board appointed Mr. Turkleson to the Board, both so that we would continue to have a majority of independent directors on our Board if Mr. Voyticky could no longer be considered independent, and to avail ourselves of his significant experience in the oil and gas industry.

The committee considers all qualified candidates for our Board of Directors identified by members of the committee, by other members of the Board of Directors, by senior management and by our shareholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance.  Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.  In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in our company and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the Board. However, there is no assurance that there will be any vacancy on the Board at the time of any submission or that the committee will recommend any candidate for the Board.

Shareholder nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the committee for appropriate consideration.  It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the company to consider director candidates recommended by shareholders who appear to be qualified to serve on the company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.  To submit a recommendation of a director candidate to the Nominating and Corporate Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of our company at our main office:

1.   The name and address of the person recommended as a director candidate;

2.   All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.   The written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

4.   As to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a record holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

5.   A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Director Qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude on February 13, 2012 that the individual should be serving as a director of our company.

Deloy Miller – Mr. Miller has extensive experience as a seasoned gas and oil professional and is the founder of our company.  Mr. Miller has more than 40 years of experience in the drilling and production business in the Appalachian basin, extensive geological knowledge of Tennessee and Kentucky, training in the reading of well logs, and particular familiarity with our operations as our founder, former Chief Executive Officer, and current Chief Operating Officer.

Scott M. Boruff – Mr. Boruff has experience in the financial industry, specializing in investment banking consulting services that included structuring of direct financings, recapitalizations, mergers and acquisitions and strategic planning with an emphasis in the gas and oil field.

David M. Hall – Mr. Hall has a comprehensive knowledge of our Alaskan operations, with nearly 20 years of experience with our Alaskan assets, together with engineering expertise in which he trained as both an electrical engineer and industrial engineer.

Herman E. Gettelfinger – Mr. Gettelfinger has over 35 years of experience in the gas and oil drilling and exploration business including as co-owner and President of Kelso Oil Company, one of East Tennessee’s largest distributors of motor oils, fuels and lubricants to the industrial and commercial market.

Jonathan S. Gross – Mr. Gross has 30 years of experience in domestic and international oil and gas exploration. He holds a degree in geophysical sciences, and he is trained as a geologist and geophysicist.  Mr. Gross has held various technical and management positions in several energy companies and has experience working in both onshore and offshore basins in several parts of the world.

Merrill A. McPeak – General McPeak has extensive experience in management consulting and a successful military career, including his position  as Chief of Staff of the U.S. Air Force and a member of the Joint Chiefs of Staff.  General McPeak currently serves or has served in the past on the Board of Directors of a number of publicly traded companies.

Charles M. Stivers – Mr. Stivers, a certified public accountant, has over 26 years of experience in accounting and over 21 years of experience within the energy industry.  Mr. Stivers owns and operates an accounting firm that specializes in the oil and gas industry with clients in fourteen different states.

David J. Voyticky – Mr. Voyticky has over 15 years of domestic and international mergers and acquisitions, restructuring and financing experience and education and training, with experience as an independent consultant to companies in the middle market on value maximization strategies, providing strategic and capital markets advice to high growth businesses.

Don A. Turkleson – Mr. Turkleson, a certified public accountant, has over 35 years of accounting and financial experience in the oil and gas industry.  He currently serves as Chief Financial Officer for Laurus Energy, Inc. and has served as CFO for Cheniere Energy, Inc.

In addition to the each of the individual skills and background described above, the Nominating and Corporate Governance Committee and our Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Compensation of Directors

We had not established standard compensation arrangements for our directors by the end of fiscal 2011.  Currently, executive officers of our company or its subsidiaries who are also members of the Board of Directors do not receive any compensation specifically for their services as directors.

On May 27, 2011 the Board adopted a compensation policy for its outside directors, consisting of certain cash payments and an annual grant of an option to purchase 40,000 shares of our common stock at a price equal to the price at the close of business on the date of award, vesting in one year.  The cash compensation is comprised of an annual retainer of $20,000, and a per board meeting payment of $1,000.  An outside director is also paid $500 for attendance at a committee meeting, and $500 for telephonic attendance of a board or committee meeting.  Instead of the $20,000 retainer, our lead independent director receives a $30,000 annual retainer.  The chairman of our each of our committees will receive an additional retainer as follows: Audit, $7,500; Compensation, $5,000; and Nominating and Corporate Governance, $2,500.

The following table provides information about compensation paid to our non-employee directors during fiscal 2011 for their services as directors. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. While options were granted to these individuals as described below, because none of these options have vested and the grant is subject to continued Board service, under generally accepted accounting principles, we recognize compensation expense for these grants over the vesting period.

Name (a)	Fees Paid or Earned in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

David J. Voyticky 1	0	0	296,661	0	0	0	296,661
Herman E. Gettelfinger	0	0	0	0	0	0	0
Jonathan S. Gross2	0	0	296,661	0	0	0	296,661
Merrill A. McPeak3	0	0	296,661	0	0	0	296,661
Charles M. Stivers	0	0	0	0	0	0	0
Don A. Turkleson4	0	0	307,807	0	0	0	307,807
———————
1
Mr. Voyticky was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $4.98 per share, of which options to purchase 33,333 shares vested on July 29, 2011, options to purchase an additional 33,333 shares vest on July 29, 2012 and options to purchase the remaining 33,334 shares vest on July 29, 2013.  Mr. Voyticky was an independent member of our board of directors until January 20, 2011.  Subsequent to our fiscal year end, in June 2011, Mr. Voyticky was hired as our President.

2
Mr. Gross was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $4.98 per share, of which options to purchase 33,333 shares vested on July 29, 2011, options to purchase an additional 33,333 shares vest on July 29, 2012 and options to purchase the remaining 33,334 shares vest on July 29, 2013.

3
General McPeak was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $4.98 per share, of which options to purchase 33,333 shares vested on July 29, 2011, options to purchase an additional 33,333 shares vest on July 29, 2012 and options to purchase the remaining 33,334 shares vest on July 29, 2013.

4
Mr. Turkleson was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $5.25 per share, of which options to purchase 33,333 shares vested on January 18, 2012, options to purchase an additional 33,333 shares vest on January 18, 2013 and options to purchase the remaining 33,334 shares vest on January 18, 2014.

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to fiscal 2011, in addition to its other work, the Audit Committee:

●	Reviewed and discussed with management and KPMG LLP, our independent registered public accounting firm, our audited consolidated financial statements as of April 30, 2011 and the year then ended;

●
Discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements;

●
Received from KPMG LLP, written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In addition, the Audit Committee discussed with KPMG LLP, its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence; and

●
Completed a review of the events which led to the filing of the 2011 10-K prior to the completion of KPMG’s review of our 2011 10-K and issuance of its audit report.  The Audit Committee was assisted in its review by Andrews Kurth LLP, independent counsel for the Audit Committee. The Audit Committee believes that its review, which employed the services of a team of independent professionals and involved the review of documentation and records and the conduct of interviews, was both extensive and thorough. Based on its review of the events which led to the filing of our 10-K, the Audit Committee concluded that the decision to authorize the filing of our 10-K was made by members of management, all of whom incorrectly believed that KPMG completed its audit of the 2011 consolidated financial statements and review of the Form 10-K. KPMG had not completed the audit at the time the filing of the Form 10-K was made on July 29, 2011.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the fiscal 2011 Form 10-K as amended for filing with the SEC.

Dated: August 29, 2011	Audit Committee of the Board of Directors of Miller Energy Resources, Inc.

/s/ Don Turkleson, Chairman
/s/ Merrill McPeak
/s/ Charles Stivers

EXECUTIVE OFFICERS

The following individuals are our executive officers. Executive officers of our company are appointed by the Board of Directors and serve at the pleasure of the Board.

Name	Positions
Scott M. Boruff	Chief Executive Officer
Deloy Miller	Chief Operating Officer
David J. Voyticky	President, Acting Chief Financial Officer
David M. Hall	Chief Executive Officer of Cook Inlet Energy, LLC

Scott M. Boruff, Age 48.  For information regarding Mr. Boruff, please see “Board of Directors” which appears earlier in this proxy statement.

Deloy Miller, Age 64.  For information regarding Mr. Miller, please see “Board of Directors” which appears earlier in this proxy statement.

David J. Voyticky, Age 42.  For information regarding Mr. Voyticky, please see “Board of Directors” which appears earlier in this proxy statement.

David M. Hall, Age 42.  For information regarding Mr. Hall, please see “Board of Directors” which appears earlier in this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the fiscal 2011 compensation program for our fiscal 2011 named executive officers, including:

●	Scott M. Boruff, Chief Executive Officer, our principal executive officer,
●	Paul W. Boyd, Chief Financial Officer, our principal financial officer, who served in that position from September 2008 until September 2011;
●	Deloy Miller, Chief Operating Officer; and
●	David M. Hall, the Chief Executive Officer of Cook Inlet Energy.

Executive Summary

Fiscal 2011 Corporate Performance

Fiscal 2011 was a year of rapid growth and development.  Our revenues increased $16,974,865 from the previous fiscal year, which was primarily due to increased production from the Alaska acquisition as well as increased oil and gas prices.  We secured a $5,000,000 line of credit that allowed us to stay on pace with our development plans while we sought longer-term financing (which was signed in early fiscal 2012).

We restarted operation of our Osprey offshore platform, secured a three year extension for our South Susitna exploration license, and added nearly 80,000 acres in additional acreage in Alaska that complements our current acreage.  We settled two of our significant lawsuits, and settled a tariff dispute which resulted in the lowering of our transportation costs by over $6.50 per barrel.  We secured the primary listing of our common stock on the NASDAQ Global Market in May 2010, and moved to the New York Stock Exchange in April 2011.  We continued to improve our corporate governance, and we added more industry expertise to our Board and strengthened our Audit Committee with the addition of another financial expert with oil and gas experience, Don Turkleson.  We also retained KPMG LLP to be our independent certified public accounting firm.

Fiscal 2011 set a strong foundation for fiscal 2012, which has already seen us secure a $100 million credit facility, which is funding construction of a custom drilling rig that will allow us to bring additional wells online on our Osprey platform.

Incentive Compensation Program

In fiscal 2011, we provided incentive compensation to our executive officers under the supervision of our Compensation Committee, and according to the executive’s employment contract, if applicable.  For fiscal 2011, the Compensation Committee used its business judgment to determine non-contract incentive awards. The Committee approves incentive plan awards after considering executive officer performance across a wide range of financial, operational, and strategic measures, Mr. Boruff’s recommendations for awards, and other relevant information, as described on pages 26 and 27. The table below sets forth the incentive award for each named executive officer’s performance in fiscal 2011.

Total Non-Option Compensation Awarded Named Executive Officers for Fiscal 2011

The following table is intended to provide insight into the compensation that our named executive officers were awarded for their performance in fiscal 2011. The table sets forth the base salaries and the cash and stock-based incentive compensation they were awarded for fiscal 2009—2011, providing simple year-over-year comparisons.

Named Executive Officer (1)	Base Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Total Direct Compensation for Fiscal Year Performance ($)(4)
Scott M. Boruff 2011 2010 2009	341,146 260,228 182,755	1,084,047 576,547 283,000	888,875 578,000 20,625	2,326,772 1,427,415 495,439
Paul W. Boyd 2011 2010 2009	177,346 133,943 71,538	91,000 0 0	0 0 0	274,346 139,943 75,538
Deloy Miller 2011 2010 2009	200,000 203,846 200,000	60,000 0 0	0 0 0	261,277 205,007 202,244
David M. Hall 2011 2010 2009	195,000 75,000 0	56,000 0 0	0 0 0	251,000 75,000 0

(1)
Mr. Boruff became CEO on August 1, 2008, which was during the second fiscal quarter of fiscal 2009.  Mr. Boyd became CFO on September 23, 2008, which was during the second fiscal quarter of fiscal 2009.    Mr. Miller was CEO prior to becoming our Chief Operating Officer when Mr. Boruff was hired. Mr. Hall became CEO of Alaska Operations on December 14, 2009, which was during the third quarter of fiscal 2010.

(2)
The amounts in this column reflect base salary paid during the fiscal year, including any amounts paid following base salary changes for the fiscal year in connection with annual review or at promotion.

(3)	This column reflects only stock grants, not options. These stock grants were made to Mr. Boruff in accordance with his employment agreement.
(4)
This column includes additional compensation including items such as car allowances.  Mr. Boruff received an additional $12,704 in 2011, $12,604 in 2010, and $9,059 in 2009, which was related to a $1,000 per month auto allowance and compensation related to personal use of a company vehicle.  Mr. Miller received an additional $1,277 in 2011, $1,161 in 2010, and $2,244 in 2009, derived from personal use of a company vehicle in each of those years.  Mr. Boyd received an additional $6,000 for each of 2011 and 2010 and $4,000 in 2009, which were attributable to a $500 per month auto allowance.

This table is intended to supplement, not replace, the Summary Compensation Table on page 35, which presents the fiscal year 2011 compensation of our named executive officers in the format required by SEC rules.  Because the Summary Compensation Table shows the value of stock compensation but not option compensation, we believe that investors can more plainly see the actual compensation that was realized by our executive officers.

Our compensation policies place emphasis on aligning our executives’ interests with those of our shareholders through the granting of long-term stock options.  The executive will only realize value from the stock option grants if the stock price increases after the date of grant.  We generally vest our stock options over three or more years to retain our executive talent.  Our named executives hold the following options to purchase our common stock, as of April 30, 2011:

Named Executive	Vested Options	Unvested Options(4)
Scott M. Boruff	150,000 shares @ $5.94 16,667 shares @ $6.53 187,500 shares @ $0.33 625,000 shares @ $6.00	300,000 shares @ $5.94(1) 33,333 shares @ $6.53(1) 62,500 shares @ $0.33(2) 1,875,000 shares @ $6.00(3)
Paul W. Boyd	100,000 shares @ $5.94 16,667 shares @ $5.94 250,000 shares @ $0.40 25,000 shares @ $2.52	200,000 shares @ $5.94(1) 33,333 shares @ $5.94(1)
Deloy Miller	100,000 shares @ $5.94 16,667 shares @ $6.53	200,000 shares @ $5.94(1) 33,333 shares @ $6.53(1)
David M. Hall	33,334 shares @ $5.94	66,666 shares @ $5.94(1)

(1)	One-half of these shares vests on April 27, 2012, and the other half vests on April 27, 2013.
(2)	These shares will vest on August 1, 2012, pursuant to Mr. Boruff’s employment agreement.
(3)	These shares will vest in thirds annually over the next three years, beginning on December 23, 2012.
(4)
Mr. Boruff was granted an option to purchase 250,000 shares @ $5.89 after the end of fiscal 2011.  Mr. Boyd was granted an option to purchase 175,000 shares @ $5.89 after the end of fiscal 2011.  Mr. Miller was granted an option to purchase 175,000 shares @ $5.89 after the end of fiscal 2011. Mr. Hall was granted an option to purchase 175,000 shares @ $5.89 after the end of fiscal 2011.  One-third of these options vests on May 27, 2012, one-third vests on May 27, 2013, and the final third vests on May 27, 2014.

Contents of Compensation Discussion and Analysis

Section 1   describes our compensation philosophy and the overall goals of our compensation program for our executive officers.

Section 2   explains how we make decisions about the design and operation of our compensation program for our executive officers.

Section 3   describes (a) the major components of executive officer compensation and (b) the amount of compensation awarded to our named executive officers for fiscal year 2011 and the reasons for the awards.

Section 4   provides a summary of other aspects of executive officer compensation at Miller Energy Resources, Inc, including our executive compensation recovery policy, stock ownership policy, perquisites, and severance and change-in-control arrangements.

Section 1. Compensation Philosophy

Miller Energy has seen significant growth and change in the past two fiscal years.  Because of this growth, our compensation program has evolved during this time.  The underlying tenets of the compensation program were established in fiscal 2011, and we continue to improve upon them on an ongoing basis by adding more detail to the metrics against which performance is measured.

We designed the compensation program for our executive officers to attract, motivate, and retain the key executives who drive our success and industry leadership. We achieve these objectives through a compensation package that:

•	provides competitive total compensation including stock-based compensation, encouraging our executive officers to act as owners with an equity stake in Miller Energy;
•	provides a significant portion of total compensation linked to performance that we believe will create long-term shareholder value;
•	differentiates rewards based on the executive officer’s contributions to our performance;
•	enhances retention by having a significant percentage of executive officer total compensation subject to multi-year vesting; and
•	does not encourage unnecessary and excessive risk taking.

Section 2.  Decision Making

Compensation Program Actions and Governance

Actions under the compensation program for our executive officers fall into three categories:

●	Compensation Program Design. Establishing the overall design and governance of our executive compensation program, typically occurring in May following the fiscal year end.

●	Performance Review Process for Prior Fiscal Year. Adjusting base salary and approving actual incentive awards based on each executive officer’s performance for the just-completed fiscal year.

●	Setting Compensation Opportunities for Current Fiscal Year. Determining future compensation targets and maximum awards for our executive officers for a fiscal year.

The following table depicts the roles of management, the Compensation Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer	For Other Executive Officers
Design compensation program	Compensation Committee	Compensation Committee
Establish target and maximum Incentive Plan awards	Compensation Committee	Compensation Committee
Performance appraisal	Compensation Committee	CEO
Recommend base salary adjustments	Compensation Committee	CEO and Compensation Committee
Approve base salary adjustments	Board of Directors	Board of Directors
Recommend Incentive Plan awards	Compensation Committee	CEO and Compensation Committee
Approve Incentive Plan awards	Board of Directors	Board of Directors

Compensation Program Design

Program Review

We compete with other independent oil and gas exploration companies and small and mid-market capitalization U.S. companies for senior executive talent.  For fiscal 2011, we reviewed the market competitiveness of our executive compensation relative to industry peers (described in detail below).  We may also recommend changes to the executive compensation program based on changes in our strategic goals or the business environment in which we operate.

The Compensation Committee reviews the overall goals of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes. From time to time, the Committee may make modifications or revisions to existing compensation plans and adopt new plans.

Peer Groups

To assist the Compensation Committee in assessing the competitive position of our executive compensation program and making decisions about individual compensation elements, the Committee reviewed publicly available executive compensation data for peer companies.  The following list identifies the companies the Compensation Committee included in this peer group when it reviewed Mr. Boruff’s employment agreement during fiscal 2011:

Abraxas Petroleum Corp., Approach Resources, Inc., ATP Oil & Gas Corp. , Berry Petroleum Co., Bill Barrett Corp., BPZ Resources, Inc., Breitburn Energy Partners L.P. , CAMAC Energy Inc. , Carrizo Oil & Gas Inc., Clayton Williams Energy Inc., Comstock Resources Inc., Contango Oil & Gas Co., Delta Petroleum Corp., Dorchester Minerals LP, Encore Energy Partners LP, Endeavour International Corporation, Energy Partners Ltd., EV Energy Partners LP, FX Energy Inc., GeoResources, Inc., Goodrich Petroleum Corp., Gulfport Energy Corp., Harvest Natural Resources Inc., Houston American Energy Corp., Hyperdynamics Corporation, Kodiak Oil & Gas Corp., Legacy Reserves Lp, Magnum Hunter Resources Corp., McMoRan Exploration Co., North European Oil Royalty Trust, Northern Oil and Gas, Inc., Panhandle Oil and Gas Inc., Penn Virginia Corp., Petroleum Development Corporation, PetroQuest Energy Inc., Resolute Energy Corporation, Rex Energy Corporation, Rosetta Resources, Inc., Stone Energy Corp., Swift Energy Co., TransAtlantic Petroleum Ltd., Vaalco Energy Inc., Vanguard Natural Resources, LLC, Venoco, Inc., W&T Offshore Inc., Warren Resources Inc.

Mix of Pay Elements

As described in Section 1 above, our philosophy is to provide a significant portion of total compensation linked to performance that we believe will create long-term shareholder value.  A significant portion of the named executive officers’ total compensation is delivered through stock and stock option awards with a multi-year vesting schedule to align the interests of our named executive officers to the long-term interests of Miller Energy and our shareholders and to encourage the named executive officers to act as owners.

Assessment of Risk

The Compensation Committee has determined that the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The current incentive awards have the following risk-limiting characteristics:

●	Bonus awards to each executive officer for fiscal 2011 took into account the executive’s base salary, performance, and whether the executive was employed by us for the full fiscal year.

●	Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

●	Members of the Board of Directors, upon the recommendation of the Compensation Committee, approve the final incentive awards in their discretion, after reviewing executive and corporate performance.

Performance Review Process

At the end of our 2011 fiscal year, our named executive officers participated in a performance review process that led to decisions on the target size of their incentive awards for the past fiscal year, whether their base salaries should be increased, and whether they should remain in their position.

Chief Executive Officer

Following the end of the fiscal year, the independent members of our Board of Directors, led by the Lead Director (who is also currently Chair of the Compensation Committee), evaluate Mr. Boruff’s performance in achieving his performance commitments, which typically include financial, operational, strategic, and Company culture/leadership objectives.

The Compensation Committee recommends to the members of our Board of Directors Mr. Boruff’s proposed incentive award based on his performance during the just-completed fiscal year. In addition, the Committee recommends whether there should be any upward adjustment to Mr. Boruff’s base salary for the current fiscal year. The Committee, which meets in executive session to formulate its recommendations, does not apply a formula to determine Mr. Boruff’s target award or proposed base salary adjustment (though Mr. Boruff’s employment agreement does specify a range in which Mr. Boruff’s target award should fall based on his base salary).  Instead, the Committee exercises its business judgment in formulating its recommendations, taking into consideration:

●	the evaluation of Mr. Boruff’s performance for the fiscal year, and
●	the amounts that are being paid or awarded to the other executive officers for their performance for the same period.

Other Named Executive Officers

The Compensation Committee discusses executive officer performance several times during the fiscal year. Following the end of fiscal 2011, the Committee devoted one of its meetings in May to a comprehensive discussion of all executive officers’ performance and long-term potential. The meeting was attended by the members of the Committee, Mr. Boruff, and Mr. Boyd.  The Committee also reviewed information prepared by our senior management that set forth each executive officer’s historical earnings, the value of outstanding and unvested equity awards, current holdings of shares of Miller Energy common stock, any perquisites and benefits, and, if applicable, any potential severance payments and benefits.  Based on its discussions at this meeting and recommendations from Mr. Boruff, the Committee established the amount of each executive officer’s incentive award for fiscal 2011 and any base salary adjustments for fiscal 2012 after considering an evaluation of the executive officer’s performance for the just-completed fiscal year, as prepared and presented by Mr. Boruff.

The Committee also used the May meeting to set compensation opportunities for our executive officers for fiscal 2012.  A specific framework was adopted, and the Committee, at its July 2011 meeting, set specific performance metrics against which the executives’ performances will be measured at the end of fiscal 2012 when the incentive awards are made.

 Setting Compensation Opportunities Going Forward

At the beginning of fiscal 2012, the Compensation Committee approved a target award amount for each of our executive officers based on:

●	the executive officer’s role and responsibilities, and
●	internal comparisons of the executive officer’s total target compensation to the total target compensation of other executive officers.

As the principal leader of Miller Energy, Mr. Boruff focuses on building our long-term success.  For our peer group companies, averaged over their public filings for 2008 and 2009, the average annual base salary for their chief executive officers was $383,219, average cash bonus compensation was $573,901, and average total compensation (excluding equity compensation) was $1,758,674 (based on public compensation information available through December 23, 2010). This data was used by the Compensation Committee when we amended Mr. Boruff’s employment agreement in December 2010, which set his base salary and bonus range through August 1, 2013.  For fiscal year 2011, Mr. Boruff’s cash compensation was $1,437,897 consisting of base salary, bonus and auto allowance.

Section 3. Components of Compensation and Fiscal Year 2011 Awards

For fiscal 2011, the primary components of compensation for the named executive officers were base salary, bonuses, and stock options.

Base Salary

The Compensation Committee reviews base salaries of our executive officers annually to ensure that they fairly and competitively compensate these individuals for the jobs they perform.  During fiscal 2011, we amended Mr. Boruff’s employment agreement and increased his salary from $250,000 per year to $500,000 per year, and entered into an employment agreement with Mr. Boyd, which also increased his salary from $175,000 per year to $185,000 per year.  The amendments to Mr. Boruff’s employment agreement were made to reflect the substantial growth of our company during fiscal 2010 because of the acquisitions of several businesses by us, as well as the listing of our common stock on national stock exchanges.

Incentive Awards

Our incentive awards provide both cash and equity incentive compensation for our executive officers. Awards for fiscal 2011 were determined following a discretionary evaluation of performance for the fiscal year, and were not based on achievement of pre-established formulaic criteria. This flexible framework for determining awards:

●	allows us to consider performance against a large number of strategic, operational, and financial business goals, reflecting Miller Energy’s business,

●
allows us to adjust actual compensation up or down to reward our executive officers for timely adjustments to changing dynamics in the market, including work that cannot be anticipated in advance of the performance period,

●
allows us to incentivize efforts to create shareholder value that may not produce tangible results within a fixed or predictable time period, which is important given the long-term characteristics of Miller Energy’s business, and

●	provides for greater opportunity to differentiate rewards among our executive officers.

This program is designed to deliver a significant portion of total compensation to our named executive officers through options to purchase Miller Energy’s common stock. We rely on stock-based compensation with a multi-year vesting schedule to enhance retention and align our executive officers’ interests with the long-term interests of Miller Energy and our shareholders.

Section 4. Other Compensation Topics

Executive Benefits and Perquisites

Our named executive officers are eligible for the same benefits made available to our other full-time employees, including our Section 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs.

Severance, Retirement, and Change-in-Control Arrangements

At April 30, 2011, we were party to employment agreements with Mr. Boruff and Mr. Boyd.

Employment Agreement with Mr. Boruff

Effective August 1, 2008, we entered into an employment agreement, as amended in September 2008, with Mr. Boruff pursuant to which Mr. Boruff will serve as our Chief Executive Officer for an initial term of five years, subject to additional one-year renewal periods. On December 23, 2010, we entered into a second amendment to the Employment Agreement with Mr. Boruff. The changes in the agreement reflect our uplisting to the NASDAQ Stock Market, and the increases in Mr. Boruff’s responsibilities associated with the oversight of new employees hired and the several subsidiaries we acquired in 2009.

The amendment provided for an increase in Mr. Boruff’s base salary, a payment of $500,000 in four quarterly installments, and changes to the structure of Mr. Boruff’s incentive compensation, The new incentive compensation structure, instead of providing certain pre-set benchmarks, tasks the Compensation Committee of the Board of Directors with setting benchmarks annually during the first quarter of the fiscal year.  These benchmarks will be based on performance that is significantly related to our business performance.  An annual incentive opportunity must be provided each year, and should range between 100% to 300% of Mr. Boruff’s base salary.

Under the terms of the agreement, as amended, Mr. Boruff’s compensation consists of the following:

●	a base salary of $500,000 per annum, effective December 23, 2010. Previously, his base salary was $250,000 per annum, with provision for cost-of-living increases.
●
10 year options to purchase 250,000 shares of our common stock at an exercise price per share of $0.33, with vesting in equal annual installments over a period of four years from the grant date, or immediately upon a change of control of our company as described in the agreement,

●
a restricted stock grant of 250,000 shares of common stock, with vesting in equal annual installments over a period of four years from the issuance date, or on an accelerated basis in the event of a change of control of our company also as described in the agreement, and

●	an option to purchase 2,500,000 shares of our common stock exercisable at $6.00 per share, vesting over four years and expiring five years after the date of grant.

Mr. Boruff is also entitled to receive certain incentive compensation in the form of cash and shares of our common stock based upon, and subject to, two performance benchmarks, gross revenue and earnings before income taxes, depreciation and amortization (EBITDA), as follows:


100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2009 (annualized beginning on the date of the agreement) were not less than $2,000,000 and EBITDA for such period was not less than $200,000,

	100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2010 are not less than $4,000,000 and EBITDA for such period was not less than $400,000,
	100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2011 are not less than $8,000,000 and EBITDA for such period was not less than $800,000,

100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2012 are not less than $16,000,000 and EBITDA for such period was not less than $1,600,000, and


100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2013 are not less than $30,000,000 and EBITDA for such period was not less than $3,000,000.

One half of each element of incentive compensation is earned if the gross revenue benchmark is achieved, and the other half of each element is earned if the EBITDA benchmark is achieved.  Mr. Boruff earned the incentive compensation for each of fiscal 2009, fiscal 2010 and fiscal 2011.  The equity portion of the incentive awards earnable by Mr. Boruff for fiscal 2011, 2012 and 2013 were not changed by the December 2010 amendment to his employment agreement.  For fiscal 2011, the present value of the cash portion of the annual incentive award earnable as set forth above was estimated to be approximately $260,000 and was paid when he entered into the December 2010 amendment to his employment agreement.  The cash portion of the annual incentive award earnable for fiscal 2012 and fiscal 2013 was amended as part of the December 2010 amendment to his employment agreement.  The new cash incentive structure will take effect in the first quarter of fiscal 2012, which began on May 1, 2011, as follows:

●
The target annual incentive opportunity will not be less than 100% of base salary (the "Target Annual Incentive") as in effect at the beginning of the fiscal year (or, if higher, as in effect at the time the Board of Directors or Compensation Committee establishes the annual incentive opportunity), with a maximum annual incentive opportunity of not less than 300% of his base salary, with the Board of Directors or Compensation Committee retaining discretion to specify a threshold annual incentive opportunity and other payout levels for performance ranging between the threshold and target levels of performance or between the target and maximum levels of performance;

●
The Board of Directors or Compensation Committee will specify the performance goals to be achieved as a condition to earning and payout of the Target Annual Incentive and maximum annual incentive, and for other specified levels of payout of the annual incentive opportunity; provided, however that:

●
the performance goals will be based on performance determined by the Board of Directors or Compensation Committee to be significantly related to our business performance (which may include EBITDA (earnings before provision for income taxes, depreciation and amortization), revenues, operating income, stock price or total shareholder return, measures of production, return on capital, or other measures specified by the Board of Directors or Compensation Committee, and

●
the performance goal corresponding to the Target Annual Incentive will be at a level determined by the Board of Directors or Compensation Committee to have at least an approximately even chance of being achieved for the fiscal year;

●
The nature of the performance and the levels of performance triggering payments of the annual incentive compensation for each fiscal year will be established by the Board of Directors or Compensation Committee after consultation with Mr. Boruff, and will be established by the Board of Directors or Compensation Committee and communicated to him not later than the end of the first quarter of such fiscal year;

●
Any annual incentive compensation payable to Mr. Boruff will be paid at times specified under any applicable plan and the Board of Directors or Compensation Committee retains negative discretion with regard to the final payout amount of the annual incentive to the extent specified in any incentive plan governing annual incentive awards for senior executives;

●
For fiscal years beginning in 2011 and thereafter, the annual incentive award will be structured and administered so as to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m), if we then have in effect a shareholder approved compensation plan providing for such performance-based compensation; and

●
The Board of Directors or Compensation Committee may provide for payment of a portion or all of an annual incentive award in the form of shares of our common stock.  With respect to any payout of an annual incentive award in excess of the Target Annual Incentive Award, the common stock may be granted in the form of restricted stock or restricted stock units subject to vesting in annual installments over four years, subject to accelerated vesting in the event of Mr. Boruff’s termination due to death or disability or by us not for cause or upon a change in control.  In addition, the Board of Directors or Compensation Committee may provide Mr. Boruff with an opportunity to elect to receive shares or share units (deferred shares) in lieu of portions of the annual incentive award otherwise payable in cash.

Mr. Boruff is also entitled to a $1,000 per month automobile allowance. The employment agreement, as amended, also provides that Mr. Boruff is entitled to participate in the employee benefit plans, programs and arrangements we have in effect during the employment term which are generally available to our senior executives. The agreement, as amended, also contains indemnification, confidentiality and non-solicitation clauses.

We did not consult with any experts or other third parties in determining the terms of Mr. Boruff’s employment agreement.  The Compensation Committee, however, recommended the terms of the December 2010 amendment to our Board of Directors, after engaging and being advised by a third party executive compensation attorney. The agreement with Mr. Boruff may be terminated by us for cause, as defined in the agreement, or upon his death or disability, or for no cause. In the event the agreement is terminated for either reason, if Mr. Boruff should terminate the agreement for any reason or if the agreement is not renewed, he is only entitled to receive his base salary through the date of termination. We may also terminate the agreement without cause, in which event Mr. Boruff will be entitled to his base salary through the date of termination and, should we terminate the agreement during the initial term, as severance, his base salary for one year. If we should terminate the agreement as a result of a change of control as defined in the agreement, he is entitled to a lump sum payment equal to 2.99 times Mr. Boruff’s then base salary.

In addition to the compensation payable to him under the terms of his employment agreement, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Boruff options under our stock option plan to purchase 450,000 shares of our common stock with an exercise price of $5.94 per share and 50,000 shares of our common stock with an exercise price of $6.53 as additional compensation. These options vest over three years in arrears commencing on April 27, 2011, and are subject to continued employment.

Also, in May 2011 the Compensation Committee of the Board of Directors granted Mr. Boruff options under our stock option plan to purchase 250,000 shares of our common stock with an exercise price of $5.89 per share as additional compensation. These options vest over three years in arrears commencing May 27, 2011, and are subject to continued employment.  The Compensation Committee determined to make these awards of additional compensation to Mr. Boruff in recognition of his past performance and a desire to retain him throughout the three year vesting period.

How Mr. Boyd’s Compensation was Determined

Mr. Boyd served as our Chief Financial Officer from September 2008 to September 2011.  Mr. Boyd’s compensation is determined by our Compensation Committee who considered a number of factors in determining Mr. Boyd's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. We did not consult with any experts or other third parties in fixing the amount of Mr. Boyd's compensation. We entered into an employment agreement with Mr. Boyd on March 11, 2011. The employment agreement has a one year term and will automatically renew for successive one year periods unless either party delivers a notice of non-renewal 60 days prior to the termination date. Mr. Boyd’s base salary is $185,000.  Mr. Boyd also receives a $500 per month automobile allowance and he is eligible for an annual performance bonus to be determined each year by the Compensation Committee of the Board of Directors. The agreement contains a maximum severance amount of one year’s salary, which is only payable in the case of termination without cause, and a one-year non-compete clause. Upon a termination of employment because of a change in control, Mr. Boyd will be paid an amount equal to 2.99 multiplied by his annualized salary that he is then earning, payable in a lump-sum payment upon the closing of the change in control. Mr. Boyd may also terminate the agreement without cause upon 90 days notice to us. We will pay for all of Mr. Boyd’s expenses incurred in maintaining his professional license as a Certified Public Accountant. Mr. Boyd is entitled to receive the same benefits that all of our employees receive with respect to health and life.

At the time he joined our company we granted Mr. Boyd five year options to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share, of which options to purchase 125,000 shares vested on the date of grant and the remaining options vested on March 31, 2010. In addition, in February 2010 our Board granted Mr. Boyd five year options to purchase 25,000 shares of our common stock at an exercise price of $2.52 per share which vested on May 19, 2010. In addition, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Boyd options under our stock option plan to purchase 350,000 shares of our common stock with an exercise price of $5.94 per share as additional compensation. These options vest over three years in arrears commencing April 27, 2011, and are subject to continued employment.  Also, in May 2011 the Compensation Committee of the Board of Directors granted Mr. Boyd options under our stock option plan to purchase 175,000 shares of our common stock with an exercise price of $5.89 per share as additional compensation. These options vest over three years commencing May 27, 2011, and are subject to continued employment. The Compensation Committee determined to make this award of additional compensation to Mr. Boyd in recognition of his past performance and a desire to retain him throughout the three year vesting period. Mr. Boyd’s total cash and equity compensation for 2011 was $274,346.

How Mr. Miller's Compensation was Determined

Mr. Miller, who served as our principal executive officer from December 1997 to August 1, 2008, is not a party to an employment agreement with our company. His compensation is determined by the Compensation Committee. The Committee considered a number of factors in determining Mr. Miller's compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Miller's compensation. During each of fiscal 2011 and 2010, Mr. Miller's compensation package included a base salary of $200,000. The Compensation Committee increased his base salary to $205,000 on May 1, 2011.  We also provide him with a company vehicle. In addition, in April 2010 the Compensation Committee of the Board of Directors granted Mr. Miller options under our stock option plan to purchase 350,000 shares of our common stock, 300,000 of these have an exercise price of $5.94 per share and 50,000 of these options have an exercise price of $6.54. These options were recorded as additional compensation. These options vest over three years in arrears commencing April 27, 2011, and are subject to continued employment. Also, in May 2011 the Compensation Committee of the Board of Directors granted Mr. Miller options under our stock option plan to purchase 175,000 shares of our common stock with an exercise price of $5.89 per share as additional compensation. These options vest over three years in arrears commencing May 27, 2011, and are subject to continued employment.  The Compensation Committee determined to make these awards of additional compensation to Mr. Miller in recognition of his past performance and a desire to retain him throughout the three year vesting period.

How Mr. Hall’s Compensation was Determined

Mr. Hall is the Chief Executive Officer of Cook Inlet Energy, LLC, and a member of our Board of Directors.  We are not party to an employment agreement with Mr. Hall; however, the Sale Agreement for Cook Inlet Energy, LLC contains certain provisions relating to Mr. Hall’s employment for the first three years after the purchase of CIE.  During those three years (which expire on December 9, 2012), Mr. Hall’s base salary shall not be less than $195,000 per year.  In May 2011, the Compensation Committee of the Board of Directors raised Mr. Hall’s base salary to $205,000 per year.  Mr. Hall’s employment is not subject to termination except (a) for failure to satisfactorily perform his job responsibilities; (b) for cause; or (c) upon the sale of the Companies to a third-party purchaser.  Mr. Hall receives the same benefits as provided to other employees of CIE.  We also agreed that he would be appointed to the Board of Directors (and nominated for re-election) for three years after our purchase of CIE.  Should Mr. Hall be unable to serve on the Board, Mr. Wilcox, CIE’s President, would be appointed to the Board.

The Compensation Committee also determines whether Mr. Hall should receive a bonus as part of his compensation.  During fiscal 2011, Mr. Hall was awarded a bonus of $56,000.  His total cash compensation for fiscal 2011 was $251,000.  Mr. Hall was also awarded options to purchase 100,000 shares of our common stock at an exercise price of $5.94 on April 27, 2010, which vest in arrears over three years starting on April 27, 2011.  On May 27, 2011, the Compensation Committee awarded Mr. Hall an option to purchase 175,000 shares of our common stock at an exercise price of $5.89, which vest over three years in arrears commencing on May 27, 2012 as additional compensation.

Tax/Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct as compensation expense amounts in excess of $1 million paid in one year to certain of our named executive officers. Certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Generally, in structuring compensation for our named executive officers, we consider whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation. Awards under the our 2011 Equity Compensation Plan may qualify as performance based compensation for purposes of Section 162(m).  This plan was not adopted until late in fiscal 2011, so not all compensation awarded in fiscal 2011 qualified as performance based compensation for purposes of Section 162(m).

In accordance with Accounting Standards Codification Topic 718, we measure the fair value of stock awards, including those granted under the Incentive Plan, based on the market price of the underlying common stock as of the date of grant, reduced by the present value of estimated future dividends. The compensation expense for these awards is amortized over their applicable vesting period on a straight-line basis.

Executive Compensation Recovery Policy

We do not currently have an executive compensation recovery policy besides what is required by law.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for fiscal 2011.

Submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE MEMBERS1:
General Merrill A. McPeak
Jonathan S. Gross
Charles M. Stivers

¹ Members on the date the report was approved.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. David Voyticky was a member (and the chairman) of the Compensation Committee from April 2010 until January 2011.  During fiscal 2011, we entered into a consulting arrangement with Matrix Group, LLC (“Matrix”), an entity through which Mr. Voyticky provided consulting services to us, including assisting us in locating strategic investments and business opportunities.  In fiscal 2011, and prior to his appointment as our President (and later, Acting Chief Financial Officer), we paid Matrix $305,000 for consulting services rendered under this arrangement.  We also reimbursed Matrix $50,000 of related expenses.  Following Mr. Voyticky’s appointment as our President, we have terminated the consulting arrangement.

No other director was an officer, employee or former officer of our company or any of its subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in a proxy statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under circumstances that would require disclosure in a proxy statement pursuant to SEC regulations.

Summary Compensation Table

The following table summarizes all compensation recorded by us in fiscal 2011 for:

●	our principal executive officer or other individual serving in a similar capacity,
●	our principal financial officer,
●
our two most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at April 30, 2011 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at April 30, 2011.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The value attributable to any option awards in the following table is computed in accordance with ASC Topic 718. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 assuming the following weighted averages:

Expected life (average in years)	5.4
Average Volatility	68%
Average Discount rate - bond equivalent rate	2.48%
Annual rate of quarterly dividends	0.00

NAME AND PRINCIPAL POSITION (A)	YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS ($) (E)	OPTION AWARDS ($) (F)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (G)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (H)	ALL OTHER COMPENSATION ($) (I)	TOTAL ($) (J)

Scott M. Boruff 1	2011	341,146	1,084,047	888,875	5,302,161	0	0	12,704	7,628,933
	2010	260,228	576,547	578,000	1,786,820	0	0	12,640	3,214,335
	2009	182,755	283,000	20,625	0	0	0	9,059	495,439

Paul W. Boyd 2	2011	177,346	91,000	0	0	0	0	6,000	274,346
	2010	133,943	0	0	1,325,634	0	0	6,000	1,465,577
	2009	71,538	0	0	0	0	0	4,000	75,538

Deloy Miller 3	2011	200,000	60,000	0	0	0	0	1,277	261,277
	2010	203,846	0	0	1,244,083	0	0	1,161	1,449,090
	2009	200,000	0	0	0	0	0	2,244	202,244

David M. Hall4	2011	195,000	56,000	0	0	0	0	0	251,000
	2010	75,000	0	0	361,824	0	0	0	436,824

1
Mr. Boruff has served as our Chief Executive Officer since August 2008 and the terms of his compensation are set forth in his employment agreement which is described earlier in this proxy. Mr. Boruff is entitled to a bonus each year equal to 100% of his base salary and 100,000 shares of our common stock for continued employment and if we meet certain revenue and earnings before income taxes, depreciation and amortization, or EBITDA, milestones. These milestones were met in each of 2011and 2010. Mr. Boruff’s bonus in 2011 and 2010 included $577,000 and $578,000, respectively, attributable to the value of 100,000 shares of our common stock issued to him. The value of stock awards and option awards in each of 2011 and 2010 represents the value of restricted stock awards and option grants made to him in each of those years under the terms of his employment agreement. All other compensation for both 2011 and 2010 included an auto allowance of $1,000 per month plus $704 and $640, respectively, of compensation derived from personal use of a company vehicle. The amount of Mr. Boruff’s compensation excludes fees paid to Dimirak Securities Corporation, a broker-dealer and member of FINRA, and its related parties under the terms of a Marketing Agreement. Mr. Boruff is a director and owns 49% of Dimirak Securities Corporation. See our disclosure under Certain Relationships and Related Transactions and Director Independence appearing later in this proxy.

2
Mr. Boyd served as our Chief Financial Officer from September 2008 until September 2011 and the terms of his compensation are set forth in his employment agreement which is described earlier in this proxy. All other compensation for both 2011 and 2010 included an auto allowance of $500 per month.

3
Mr. Miller served as our Chief Executive Officer from December 1997 to August 2008 and is currently our Chief Operating Officer. All other compensation included $1,277 and $1,161 of compensation derived from personal use of a company vehicle in 2011 and 2010, respectively.

4	Mr. Hall is the Chief Executive Officer of our subsidiary, Cook Inlet Energy, LLC. We acquired Cook Inlet Energy, LLC, during the third quarter of fiscal 2010.

GRANTS OF PLAN-BASED AWARDS

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) k	Grant Date Fair Value of Stock and Option Awards l
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Scott M. Boruff	3/11/11	—	—	—	—	—	—	—	2,500,000	$6.00	$5,301,161
Paul W. Boyd	—	—	—	—	—	—	—	—	—	—	—
Deloy Miller	—	—	—	—	—	—	—	—	—	—	—
David M. Hall	—	—	—	—	—	—	—	—	—	—	—

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Scott M. Boruff	—	—	162,500	$888,875
Paul W. Boyd	—	—	—	—
Deloy Miller	—	—	—	—
David M. Hall	—	—	—	—

PENSION BENEFITS
Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Scott M. Boruff	—	—	—	—
Paul W. Boyd	—	—	—	—
Deloy Miller	—	—	—	—
David M. Hall	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of April 30, 2011:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of securities underlying unexercised Options (#) exercisable (b)	Number of Securities Underlying Unexercised options (#) unexercisable (c)	Equity Incentive plan awards: Number of Securities Underlying Unexercised Unearned options (#) (d)	Option Exercise price ($) (e)	Option Expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($)1 (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)1 (j)

Scott M. Boruff	125,000	125,000	—	0.33	8/1/18	—	—	—	—
	150,000	300,000	—	5.94	4/27/20	—	—	—	—
	16,667	33,333	—	6.53	4/27/20	—	—	—	—
	—	2,500,000	—	6.00	12/22/15	—	—	—	—
	—	250,000	—	5.89	5/27/21	—	—	—	—
	—	—	—	—	—	387,500	2,235,875	—	—

Paul W. Boyd	250,000	—	—	0.40	9/23/11	—	—	—	—
	25,000	—	—	2.52	2/18/15	—	—	—	—
	116,667	233,333	—	5.94	4/27/20	—	—	—	—
	—	175,000	—	5.89	5/27/21	—	—	—	—

Deloy Miller	25,000	—	—	2.52	2/18/15	—	—	—	—
	100,000	200,000	—	5.94	4/27/20	—	—	—	—
	16,667	33,333	—	6.53	4/27/20	—	—	—	—
	—	175,000	—	5.89	5/27/21	—	—	—	—
_________
1  Based upon the closing price of our common stock of $5.77 on April 30, 2011.

Miller Petroleum, Inc. Stock Plan

In April 2010 our Board of Directors authorized the Miller Petroleum, Inc. Stock Plan which was subsequently approved by our shareholders at a special meeting held on April 26, 2010. The purpose of this plan, which is administered by the Compensation Committee of the Board of Directors, is to further the success of our company by making our common stock available to our employees through grants of incentive stock options, non-qualified stock options and restricted stock. We believe that the plan provides an incentive to such persons to continue in our service, to perform at and above targeted levels, and to give them a greater interest as shareholders in our success. We have reserved 3,000,000 shares of our common stock for issuance under this plan. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or to members of any advisory panel or board established at the direction of the Board. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to our and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2011, we have granted options or awarded shares in the amount of 3,000,000 shares of our common stock under the plan.

Miller Petroleum, Inc. 2011 Equity Compensation Plan

In December 2010 our Board of Directors authorized the Miller Petroleum, Inc. 2011 Equity Compensation Plan which was subsequently approved by our shareholders at our annual meeting held on March 11, 2011. The purpose of this plan, which is administered by the Compensation Committee of the Board of Directors, is to further the success of our company by making our common stock available to our employees through grants of incentive stock options, non-qualified stock options and restricted stock. We believe that the plan provides an incentive to such persons to continue in our service, to perform at and above targeted levels, and to give them a greater interest as shareholders in our success. We have reserved 8,250,000 shares of our common stock for issuance under this plan. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or consultants. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to our and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2011, we have granted options or awarded shares in the amount of 2,850,000 shares of our common stock under the plan.

PRINCIPAL SHAREHOLDERS

At February 9, 2012, we had 40,986,751 shares of common stock issued and outstanding. The following table sets forth information known to us as of February 9, 2012 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each director and nominee;

●	each named executive officer; and

●	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 3651 Baker Highway, Huntsville, TN 37756. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership 1
Name	# of Shares	% of Class
Deloy Miller 2	4,646,555	11.3%
Scott M. Boruff 3	4,888,641	11.6%
David M. Hall 4	1,556,784	3.7%
Charles Stivers 5	73,333	<1%
Herman E. Gettelfinger 6	763,234	1.9%
General Merrill A. McPeak 7	145,000	<1%
Jonathan S. Gross 8	100,000	<1%
David J. Voyticky 9	110,000	<1%
Don A. Turkleson 10	33,334	—
All named executive officers and directors as a group (10 persons) 2,3,4,5,6,7,8,9, and 10	11,740,214	28.2%
Seaside 88, LP 11	2,679,341	6.5%
River Road Asset Management, LLC12	2,894,772	7.1%
———————
1	The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2
The number of shares owned by Mr. Miller includes options to purchase an additional 100,000 shares of our common stock exercisable at $5.94 expiring in April 2020 and 16,667 shares of our common stock exercisable at $6.534 expiring in April 2015 but excludes options to purchase an additional 200,000 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020,  33,333 shares of our common stock exercisable at $6.534 which have not yet vested and expire in April 2020 and 175,000 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021.

3
The number of shares owned by Mr. Boruff includes 8,000 shares owned for the benefit of his minor children,  options to purchase 187,500 shares of our common stock which are exercisable at $0.33 per share expiring in August, 2018, options to purchase 150,000 shares of our common stock exercisable at $5.94 and 16,667 shares of our common stock exercisable at $6.534 and expire in April 2015, and an option to purchase 625,000 shares of our common stock exercisable at $6.00 that expire in May 2015. The number of shares owned by Mr. Boruff excludes options to purchase an additional 62,500 shares of our common stock exercisable at $0.33 per share which have not yet vested and expire in August 2018, restricted stock awards totaling 262,500 shares which have not yet vested, options to purchase an additional 300,000 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020, options to purchase an additional 33,333 shares of our common stock exercisable at $6.534 which have not yet vested and expire in April 2015, options to purchase an additional 1,875,000 shares of our common stock exercisable at $6.00 which have not yet vested and expire in April 2015 and options to purchase an additional 250,000 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021.

4
The number of shares owned by Mr. Hall includes a warrant to purchase an additional 711,000 shares of our common stock exercisable at $1.00 expiring in December 2013, a warrant to purchase an additional 480,000 shares of our common stock exercisable at $2.00 expiring in December 2013, options to purchase an additional 33,334 shares of our common stock exercisable at $5.94 expiring in April 2020 but excludes options to purchase an additional 66,666 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020 and options to purchase an additional 175,000 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021.

5
The number of shares owned by Mr. Stivers includes options to purchase 33,333 shares of common stock at $5.94 per share expiring in April 2020 but excludes options to purchase an additional 66,667 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020 and options to purchase 40,000 shares of common stock at an exercise price of $5.89 which have not yet vested and expire in May 2021.

6
The number of shares owned by Mr. Gettelfinger includes options to purchase 33,333 shares of common stock at $5.94 per share expiring in April 2020 but excludes options to purchase an additional 66,667 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020 and options to purchase 40,000 shares of common stock at an exercise price of $5.89 which have not yet vested and expire in May 2021.

7
The number of shares owned by General McPeak includes 15,000 shares held in a family trust over which he has voting and dispositive control, options to purchase 66,667 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 33,333 shares of common stock at $4.98 per share expiring in July 2020 but excludes options to purchase an additional 133,333 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020, options to purchase an additional 66,667 shares of our common stock exercisable at $4.98 which have not yet vested and expire in July 2020 and 40,000 shares of common stock at an exercise price of $5.89 which have not yet vested and expire in May 2021.

8
The number of shares owned by Mr. Gross includes options to purchase 66,667 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 33,333 shares of common stock at $4.98 per share expiring in July 2020 but excludes options to purchase an additional 133,333 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020, options to purchase an additional 66,667 shares of our common stock exercisable at $4.98 which have not yet vested and expire in July 2020 and 40,000 shares of common stock at an exercise price of $5.89 which have not yet vested and expire in May 2021.

9
The number of shares owned by Mr. Voyticky includes options to purchase 66,667 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 33,333 shares of common stock at $4.98 per share expiring in July 2020 but excludes options to purchase an additional 133,333 shares of our common stock exercisable at $5.94 which have not yet vested and expire in April 2020, options to purchase an additional 66,667 shares of our common stock exercisable at $4.98 which have not yet vested and expire in July 2020, options to purchase an additional 150,000 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021 and options to purchase an additional 2,300,000 shares of common stock at an exercise price of $5.35 which have not yet vested and expire in June 2016.

10
The number of shares owned by Mr. Turkleson includes options to purchase 33,334 shares of common stock at $5.25 per share expiring in January 2021, but excludes options to purchase 66,666 shares of common stock at an exercise price of $5.25 which have not yet vested and expire in January 2021 and options to purchase 40,000 shares of common stock at an exercise price of $5.89 which have not yet vested and expire in May 2021.

11
The number of shares owned by Seaside 88, LP includes warrants to purchase 70,000 shares of common stock at an exercise price of $5.28 expiring in March 2015. Seaside 88, LP’s address is 750 Ocean Royale Way, Suite 805, Juno Beach. FL 33408.

12	River Road Asset Management, LLC’s address is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of April 30, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category

Plans approved by our shareholders:
Miller Petroleum, Inc. Stock Plan	3,000,000	$5.86	0
Miller Petroleum, Inc. 2011 Equity Compensation Plan	2,850,000	$5.91	5,400,000
Warrants granted to employee in January 2010	100,000	$2.00	0
Options granted to employees in February 2010	150,000	$2.52	0
Employment agreement with Scott M. Boruff	125,000	$0.33	125,000
Option agreement with Paul W. Boyd	250,000	$0.40	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time our company provides service work on oil and gas wells owned by Mr. Gettelfinger, a member of the Board of Directors, and his wife. The terms and pricing are the same as to third parties. At each of April 30, 2011 and 2010 Mr. and Mrs. Gettelfinger owed us $17,505 and $29,950, respectively.

On August 1, 2009 we entered into a Marketing Agreement with The Dimirak Companies, an affiliate of Dimirak Financial Corp. and Dimirak Securities Corporation, a broker-dealer and member of FINRA. Mr. Boruff, our CEO, is a director and 49% owner of Dimirak Securities Corporation. Under the terms of this agreement, we engaged The Dimirak Companies to serve as our exclusive marketing agent in a $20 million of income fund and a $25.5 million drilling offering, which included the MEI offering described earlier in this annual report. The term of the agreement will expire upon the termination of the offerings. We agreed to pay The Dimirak Companies a monthly consulting fee of $5,000, a marketing fee of 2% of the gross proceeds received in the offerings or within 24 months from the expiration of the term of the agreement, a wholesaling fee of 2% of the proceeds and a reimbursement of pre-approved expenses. The agreement contains customary indemnification, non-circumvention and confidentiality clauses. During 2011 and 2010 we paid The Dimirak Companies and their affiliates a total of $69,932 and $25,468 under the terms of this agreement.

On December 22, 2010, in connection with the line of credit made available to us by PlainsCapital Bank, our Founder, Chief Operating Officer and Chairman of the Board, Deloy Miller, and our Chief Executive Officer and member of the Board of Directors, Scott Boruff, personally guaranteed the repayment of the line of credit.  Mr. Miller and Mr. Boruff also each pledged a portion of their shares of our common stock owned by them as security for the loan. The line of credit was repaid on or about June 15, 2011, in connection with the closing of our Credit Facility.

We use a number of contract labor companies to provide on demand labor at our Alaska operations.  One of these companies, H & H Industrial, Inc., is wholly-owned by the sister and father of David Hall, the CEO of our Alaskan subsidiary and a member of our Board of Directors.  For the years ended April 30, 2011 and 2010, H & H had invoiced us for $206,678 and $339,881, respectively.

On August 27, 2010, we entered into a consulting arrangement with Matrix Group, LLC (“Matrix”), an entity through which one of our directors at the time, David J. Voyticky, provides consulting services to us, including assisting us in locating strategic investments and business opportunities.  During fiscal 2011, and prior to his appointment as our President (and later, Acting Chief Financial Officer), we paid Matrix $305,000 for consulting services rendered under this arrangement.  We also reimbursed Matrix $50,000 of related expenses.  Following Mr. Voyticky’s appointment as our President, we have terminated the consulting arrangement.

On July 13, 2011, Cook Inlet Energy, LLC (“CIE”) entered into a consulting agreement with Jexco LLC, an entity owned by Jonathan S. Gross, a member of our Board of Directors. Under the terms of this agreement, Jexco LLC provides advice to us in areas related to seismic processing services with contractors located in Houston. The agreement terminated on December 31, 2011 and can be extended upon the consent of the parties. As compensation for the services, we agreed to pay a flat fee of $15,000 for work performed in the Houston metropolitan area and a fee of $2,500 per day for work performed outside of the Houston metropolitan area. We agreed to reimburse Jexco LLC for out of pocket expenses incurred in rendering the services to us. As of December 31, 2011, Jexco LLC had completed the scope of work and billed $15,000 under this agreement.

Transactions with MEI

In 2009 we formed both Miller Energy GP and MEI. MEI was organized to provide the capital required to invest in various types of oil and gas ventures including the acquisition of oil and gas leases, royalty interests, overriding royalty interests, working interests, mineral interests, real estate, producing and non-producing wells, reserves, oil and gas related equipment including transportation lines and potential investments in entities that invest in such assets except for other investment partnerships sponsored by affiliates of MEI.

Between August 2009 and April 2010 MEI sold 61.35 units of securities in a private placement resulting in gross proceeds to it of $3,067,500. Each unit consisted of a $50,000 limited partnership interest in MEI, together with 25,000 shares of our common stock and a five year warrant to purchase an additional 25,000 shares of our common stock with an exercise price of $1.00 per share. If purchasers did not subscribe for a full unit, the unit did not include our securities. We issued a total of 1,329,250 shares of our common stock and common stock purchase warrants to purchase an additional 1,329,250 shares of our common stock.  MEI paid Dimirak Securities Corporation, a related party, $74,345 in connection with this offering.

Between November 2009 and December 2009 we borrowed an aggregate of $2,730,444 from MEI under the terms of four year secured promissory notes. Interest is payable at the rate of 12% per annum, with interest only payments due monthly. In May 2010 we borrowed an additional $350,000 under the same terms and conditions. In connection with these loans, we granted MEI a first priority security interest in oil and gas drilling equipment owned by us. Pursuant to the terms of an escrow agreement, a third-party escrow agent has been retained to hold the certificates of title for the collateral to which title is evidenced by a certificate. The remaining equipment is subject to a financing statement that has been filed with the Tennessee Secretary of State. We used the proceeds from these loans for general corporate purposes including reducing outstanding debt and to partially fund the Alaska transaction.

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

The Audit Committee of our Board of Directors is responsible for approving transactions where a director may have a personal interest in the transaction.  Before the transaction is entered into, the Audit Committee will review the terms of the proposed transaction, and, in their business judgment, determine that entry into the transaction is in our best interest or that we should not enter into the transaction.  Any director with an interest in the transaction is excluded from this discussion and review.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine individuals, though our by-laws allow the Board to increase or decrease the number of directors.  Pursuant to our by-laws, our directors are elected annually by the shareholders for terms of one year.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Deloy Miller, Scott M. Boruff, David M. Hall, Herman E. Gettelfinger, Jonathan S. Gross, Merrill A. McPeak, Charles M. Stivers, Don A. Turkleson, and David J. Voyticky, for re-election, as directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified.  Biographical information concerning Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Stivers, Turkleson, and Voyticky appears earlier in this proxy statement under “Board of Directors.”  In the event any of Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Stivers, Turkleson, or Voyticky are unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person(s) as the Board of Directors may recommend.  The Board has no reason to believe that any of Messrs. Miller, Boruff, Hall, Gettelfinger, Gross, McPeak, Stivers, Turkleson, or Voyticky will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2012. Representatives of KPMG LLP will be present in person or by telephonic conference call at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.  Although shareholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.  If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company.

Information about our Auditors

The Audit Committee of the Board of Directors appointed KPMG LLP, as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for fiscal 2011 and to report on our consolidated balance sheets, statements of income and other related statements.  KPMG LLP has served as our independent registered public accounting firm since February 2011.  The Audit Committee charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm.  Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and tax fees paid to the auditors with respect to fiscal 2011 were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

KPMG LLP served as our independent registered public accounting firm for fiscal 2011 and Sherb & Co., LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2010.  The following table shows the fees that were billed for the audit and other services provided for the fiscal years indicated.

	2011	2010

Audit Fees	$451,005	$128,500
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$451,005	$128,500

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”  The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.  The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Change in Auditors

On February 1, 2011, we dismissed Sherb & Co. LLP as our independent registered public accounting firm and engaged KPMG LLP as our independent registered public accounting firm. Sherb & Co. LLP audited our financial statements for our fiscal years ended April 30, 2010 and 2009. The dismissal of Sherb & Co. LLP was approved by our Board of Directors. Sherb & Co. LLP did not resign or decline to stand for re-election.

Sherb & Co., LLP had served as our independent registered public accounting firm since August 2008. Neither the report of Sherb & Co. LLP dated July 25, 2010 on our consolidated balance sheets as of April 30, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, nor the report of Sherb& Co. LLP dated July 30, 2009 on our consolidated balance sheet as of April 30, 2009 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Sherb & Co. LLP we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Sherb & Co. LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining KPMG LLP (1) neither we nor anyone on our behalf consulted KPMG LLP regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) KPMG LLP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

As described in in this proxy statement under “Executive Compensation - Compensation Discussion and Analysis”, our compensation programs are designed to:

●	reward creation of long-term shareholder value through increased shareholder returns;

●	reflect long-term corporate and individual performance;

●	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

●	be externally competitive and internally equitable;

●	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

●	reinforce the values we express in our Code of Business Conduct and Ethics, and Corporate Governance Guidelines.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and performance awards), rewards sustained performance that is aligned with long-term stockholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures contained in this proxy statement.

This vote is non-binding. The Board and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE, ABOVE.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal 3, our shareholders are being asked to vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement. As required by Section 14A of the Securities Exchange Act of 1934, shareholders are also entitled to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years or to abstain from such voting. After careful consideration, the Board of Directors recommends that future advisory votes on named executive officer compensation occur every three years as it would (a) be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant  portion of the compensation of our named executive officers; (b) give the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and (c) provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of our company. The Board believes that this is the appropriate frequency so shareholders may meaningfully express their views on our named executive officer compensation program. The Board values the opportunity to get feedback and will consider the outcome of these votes in making compensation decisions.

Shareholders can specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. The Board will disclose its position on the frequency of future advisory votes on named executive officer compensation as part of our corporate governance disclosures on our Web site at www.millerenergyresources.com. Engagement with our shareholders is a key component of our corporate governance, and we will continue to engage with our shareholders during the period between advisory votes.

THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting.  If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Tennessee law there are no dissenter's rights available to our shareholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our shareholders at the 2011 annual meeting.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2011 Form 10-K, as amended, with the SEC. Shareholders may obtain, free of charge, a copy of the 2011 Form 10-K, as amended, by writing to us at 9721 Cogdill Road, Suite 302, Knoxville, TN  37932, Attention: Corporate Secretary, or from our website, www.millerenergyresources.com.  As disclosed therein, our 2011 Form 10-K, as amended, did not include the attestation of our internal control over financial reporting by our independent registered public accounting firm as required by Section 404(b) of the Sarbanes-Oxley Act of 2002.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN  37932  Attention: Corporate Secretary, or by faxing a communication to (865) 691-8209.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN  37932.  Please note that additional information can be obtained from our website at www.millerenergyresources.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott M. Boruff
Scott M. Boruff, CEO

Knoxville, TN
February 23, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – April 3, 2012 AT Knoxville, Tennessee

CONTROL ID:	XXXXXXX
PROXY ID:	XXXXXXX
PASSWORD:	XXXXXXX

The undersigned, a shareholder of Miller Energy Resources, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Paul W. Boyd and Anna East Corcoran proxies, with power of substitution, for and in the name of the undersigned to attend the 2011 annual meeting of shareholders of the Company to be held at the Company’s offices at Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN  37923 on Tuesday, April 3, 2012 beginning at 9:00 am, local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by fax, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the postage paid envelope enclosed.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com
PHONE:	1-866-752-VOTE

ABC HOLDER
400 MY STREET
CHICAGO, IL  60605

ANNUAL MEETING OF THE SHAREHOLDERS OF
MILLER ENERGY RESOURCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT

	To elect nine directors;		☐	☐

	Deloy Miller Scott M. Boruff David J. Voyticky David M. Hall Herman E. Gettelfinger Jonathan S. Gross General Merrill A. McPeak Charles M. Stivers Don A. Turkleson				☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	CONTROL ID:

Proposal 2	à	FOR	AGAINST	ABSTAIN
To ratify the appointment of KPMG LLP as independent registered public accounting firm	☐	☐	☐

Proposal 3	à	FOR	AGAINST	ABSTAIN

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in Executive Compensation - Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.
☐	☐	☐

Proposal 4	à	1 YEAR	2 YEARS	3 YEARS

To approve, on an advisory basis, the frequency of the advisory vote to approve the compensation of the Company’s named executive officers as disclosed in Executive Compensation - Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.
☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3, and 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE   □
New Address (if applicable):
________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2012

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒	(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)